UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 26, 2016

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7201	33‑0379007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 AVX Boulevard
Fountain Inn, South Carolina		29644
(Address of principal executive offices)		(Zip Code)

(864) 967-2150
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.Other Events.

On December 26, 2016, Kyocera Corporation, which holds approximately 72% of AVX’s outstanding shares, provided notice to AVX pursuant to the Products Supply and Distribution Agreement of its intent, effective January 1, 2018, to market its manufactured products globally using Kyocera’s sales force rather than continuing to have AVX resell such products in the Americas, Europe and Asia. Sales of Kyocera resale products were $261.8 million and related operating profit was $16.7 million for the fiscal year ended March 31, 2016.

For further information regarding our relationship with Kyocera and the Products Supply and Distribution Agreement, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Relationship with Kyocera and Related Transactions” in our Form 10-K for the year ended March 31, 2016, filed with the Securities and Exchange Commission on May 20, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 28, 2016

AVX CORPORATION

By:	/s/ Kurt P. Cummings

Name:	Kurt P. Cummings
Title:	Executive Vice President,
Chief Financial Officer,
and Treasurer